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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-1 No. 333-175091 and related prospectus and Form S-8 No. 333-177880) of Radius Health, Inc. of our report dated March 15, 2013, with respect to the financial statements of Radius Health, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 15, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm